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                                                                    EXHIBIT 23.8

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this registration statement of WebMD Corporation on Form S-3 of our report dated March 8, 2000 on our audit of the financial statements of The Health Information Network Connection, LLC (a development stage company) as of and for the year ended December 31, 1999 and for the cumulative period from inception (November 12, 1996) to December 31, 1999, which report appears in the Form 8-K/A of CareInsite, Inc. dated March 23, 2000 and Form 8-K of WebMD Corporation dated July 27, 2000 and to the reference to our firm under the heading "Experts" in the prospectus.


                                                                 /s/ KPMG LLP


Melville, New York
November 6, 2000